                                                                    ATTACHMENT B




                                                          April 20, 1998



                               ACTUARIAL OPINION


        The illustrations included in the prospectus have been based on assumptions and charges which are consistent with the provisions of the MarketLife contract. The rate structure of the contract has not been designed to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable for contract owners at the ages illustrated than for contract owners at other ages.




Mahir Dugentas, A.S.A., M.A.A.A.
Director of Life Pricing

                                                                    ATTACHMENT B


                                                          April 20, 1998



                               ACTUARIAL OPINION


        The illustrations included in the prospectus have been based on assumptions and charges which are consistent with the provisions of the Invest contract. The rate structure of the contract has not been designed to make the relationship between premiums and benefits, as shown in the illustrations, appear more favorable for contract owners at the ages illustrated than for contract owners at other ages.




Mahir Dugentas, A.S.A., M.A.A.A.
Director of Life Pricing